SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 26, 2007

INFORTE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-29239	36-3909334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

500 N. Dearborn, Suite 1200
Chicago, Illinois	60610
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (312) 540-0900

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

        On April 26, 2007, Inforte Corp. (“Inforte”) and its wholly owned subsidiary Inforte Managed Analytics Corp. (“IMA”) executed an Agreement and Mutual Release (the “Agreement and Mutual Release”) with Dr. Glenn T. Stoops (“Stoops”) relating to the Stock Purchase Agreement, dated July 15, 2005, by and between Inforte and Stoops, as amended (the “Stock Purchase Agreement”), and the Employment Agreement, dated July 15, 2005, between IMA and Dr. Stoops (the “Employment Agreement”). Under the Agreement and Mutual Release, Dr. Stoops, on one hand, and Inforte and IMA, on the other hand, irrevocably and unconditionally released each other from, among other things: (1) all claims existing as of April 26, 2007 arising from or relating to Stoops’ employment or the termination of his employment; (2) except for Stoops’ continuing obligations, any claims that arise or may arise under the Employment Agreement; and (3) except for Stoops’ continuing obligations, any claims that arise or may arise under the Stock Purchase Agreement or any other agreement between Stoops and Inforte, IMA or an affiliate of Inforte or IMA. In full and complete satisfaction of Inforte’s obligations under the Stock Purchase Agreement, including earn-out or other deferred payment obligations totaling $1,200,000 in cash and 63,426 shares of stock, Inforte will pay to Stoops $1,000,000, of which $950,000 will be payable on May 3, 2007, and $50,000 will be payable on January 3, 2008.

        Under the terms of the Agreement and Mutual Release, the parties agreed that Stoops’ employment under the Employment Agreement was terminated effective March 5, 2007 and that Stoops’ rights under the Employment Agreement by reason of termination are limited to: (1) payment of his Base Salary (as defined in the Employment Agreement) through March 5, 2007, with respect to which Stoops acknowledged receipt; and (2) receipt of vested 401(k) benefits and statutory COBRA rights as of March 5, 2007.

        Under the terms of the Agreement and Mutual Release, Stoops acknowledged and agreed that he will continue to be bound by those provisions of the Employment Agreement and the Stock Purchase Agreement that by their terms survive and remain in effect, except that Stoops may conduct managed analytics business, at any one time, with no more than three of the companies agreed upon by Stoops and Inforte.

        The foregoing description of the Agreement and Mutual Release does not purport to be complete and is qualified in its entirety by reference to the provisions of the document, which Inforte intends to file as an Exhibit in its next Quarterly Report on Form 10-Q.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers

        (e)        Inforte’s Compensation Committee approved on April 26, 2007, pursuant to Inforte’s cash bonus plan for executive officers, a first quarter cash bonus of $62,500 to Mr. Nick Heyes, President and Chief Operating Officer, and a first quarter cash bonus of $18,750 to Mr. William Nurthen, Chief Financial Officer.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORTE CORP.
May 2, 2007	By: /s/ William Nurthen
William Nurthen
Chief Financial Officer